UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2012

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

706 Mission Street

San Francisco, CA 94103

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

(d) On May 31, 2012, the Board of Directors (the “Board”) of Yelp Inc. (the “Company”) approved an increase to the total number of authorized directors to nine (9) directors and elected Robert L. Gibbs to serve as a member of the Board of Directors in the class of directors the term of which expires at the Company’s 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The Company expects that Mr. Gibbs will join the Audit Committee at a future date.

As a non-employee director of the Company, Mr. Gibbs will be entitled to receive:

(1) cash compensation of $20,000 as an annual retainer for his service as a director; and

(2) additional compensation for service as a member of any committee of the Board in accordance with the Company’s non-employee director compensation policy, in the event that the Board shall appoint Mr. Gibbs to any committee. Mr. Gibbs shall also receive reimbursement for reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee.

In connection with his appointment, Mr. Gibbs was granted a stock option to purchase 25,000 shares of common stock pursuant to the Company’s 2012 Equity Incentive Plan. The option will vest over four years, with 25% vesting on the one-year anniversary of the date of grant, and the remainder vesting on a monthly basis thereafter. This option was granted with an exercise price equal to the fair market value of the Company’s common stock on the date of the grant.

The Company also entered into a standard form of indemnification agreement with Mr. Gibbs (the “Indemnification Agreement”). The Indemnification Agreement provides, among other things, that the Company will indemnify Mr. Gibbs, under the circumstances and to the extent provided for therein, for certain expenses which he may be required to pay in connection with certain claims to which he may be made a party by reason of his position as a director of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

The Company’s standard form of indemnification agreement was previously filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended, as filed on February 3, 2012, and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Gibbs and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Mr. Gibbs and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Gibbs and the Company.

A copy of the Company’s press release announcing the appointment of Mr. Gibbs is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement, previously filed on February 3, 2012, as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended, and incorporated herein by reference.

99.1	Press release, dated June 4, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YELP INC.

Dated: June 4, 2012	By:	/s/ Laurence Wilson
Laurence Wilson
General Counsel

Exhibits Index

Exhibit Number	Description

10.1	Form of Indemnification Agreement, previously filed on February 3, 2012, as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-178030), as amended, and incorporated herein by reference.

99.1	Press release, dated June 4, 2012.